NOTICE AND PROXY STATEMENT



                              AFLAC INCORPORATED
                            Worldwide Headquarters
                               1932 Wynnton Road
                            Columbus, Georgia 31999



                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON MONDAY, APRIL 8, 1996


     The Annual Meeting of Shareholders of AFLAC Incorporated (the "Company") will be held on Monday, April 8, 1996, at 10:00 a.m. at the Columbus Museum (in the Patrick Theatre), 1251 Wynnton Road, Columbus, Georgia, for the following purposes, all of which are described in the accompanying Proxy Statement:

1. To elect eighteen Directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified;

2. To consider and act upon the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1996; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The accompanying proxy is solicited by the Board of Directors of the Company. The Proxy Statement and the Company's Annual Report for the year ended December 31, 1995, are enclosed.

     The record date for the determination of shareholders entitled to vote at the meeting is February 16, 1996, and only shareholders of record at the close of business on that date will be entitled to vote at this meeting, and any adjournment thereof.

YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE SO THAT WE MAY BE ASSURED OF A QUORUM TO TRANSACT BUSINESS. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                         By order of the Board of Directors,



                                            /s/ Joey M. Loudermilk
                                         -----------------------------------
Columbus, Georgia                               Joey M. Loudermilk
March 1, 1996                                       Secretary

                              AFLAC INCORPORATED


                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD MONDAY, APRIL 8, 1996


                       SOLICITATION AND REVOCATION OF PROXY


     This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of AFLAC Incorporated (the "Company") for use at the Annual Meeting of Shareholders to be held on Monday, April 8, 1996, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described in detail herein. The meeting will be held at 10:00 a.m. at the Columbus Museum (in the Patrick Theatre), 1251 Wynnton Road, Columbus, Georgia.

     All properly executed proxies will be voted in accordance with the instructions contained thereon, and if no choice is specified, the proxies will be voted for the election of all nominees named elsewhere in this Proxy Statement and for the appointment of KPMG Peat Marwick LLP as independent auditors. Any proxy may be revoked by the shareholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company or by signing a later-dated proxy. Shareholders who attend the meeting may revoke any proxy previously granted and vote in person.

     This Proxy Statement and the accompanying proxy are being mailed to the shareholders on or about March 4, 1996.


                            SOLICITATION OF PROXIES


     The cost of soliciting proxies will be paid by the Company. The Company will make arrangements with brokerage firms, custodians and other fiduciaries to send proxy materials to their principals, and the Company will reimburse them for their mailing and related expenses. In addition to solicitation by mail, certain officers and other employees of the Company, who will receive no compensation for their services other than their regular compensation, may solicit proxies by telephone and by personal contacts. In addition, the Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $10,500, plus reimbursement of reasonable out-of-pocket expenses.


                           DESCRIPTION OF VOTING RIGHTS


     In accordance with the Company's Articles of Incorporation, shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to 10 votes per share. Any transferee of a share of Common Stock where such share was transferred to the transferee by gift, devise or bequest, or otherwise through the laws of inheritance, descent or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust for such beneficiary, is deemed to be the same beneficial owner as the transferor. Shares acquired as a direct result of a stock split, stock dividend or other distribution with respect to existing shares ("dividend shares") are deemed to have been acquired and held continuously from the date on which the shares with regard to which the issued dividend shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

     Shares of Common Stock held in "street" or "nominee" name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. Shareholders desiring to rebut this presumption should complete and execute the affidavit appearing on the reverse side of their proxy. The Board of Directors reserves the right to require evidence to support the affidavit.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


     Holders of record of Common Stock at the close of business on February 16, 1996, will be entitled to vote at the meeting. At that date, the number of outstanding shares of Common Stock entitled to vote was 94,831,959. According to the Company's records, this represents the following voting rights:

          75,846,328 Shares @ 1 Vote Per Share = 75,846,328 Votes 18,985,631 Shares @ 10 Votes Per Share = 189,856,310 Votes
         -----------                                ------------
          94,831,959 Shares                 Total    265,702,638 Votes

     Shareholders with one vote per share shown above can rebut the presumption that they are entitled to only one vote as outlined in "Description of Voting Rights" above. If all of the outstanding shares were entitled to 10 votes per share, the total votes available would be 948,319,590. However, for the purposes of this Proxy Statement, it is assumed that the total votes available to be cast at the meeting will be 265,702,638.

     The holders of a majority of the voting rights entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of such business as shall come before the meeting. Directors are elected by an affirmative vote of a plurality of voting rights cast. Approval of all other matters to be considered at the meeting requires the affirmative vote of holders of a majority of the voting rights present in person or represented by proxy at the meeting. In the case of the election of directors, under applicable Georgia law, in tabulating the vote, votes withheld will be disregarded and will have no effect on the outcome of the vote. In all matters other than the election of the Directors abstentions will be counted and have the same effect as a vote against the proposal.

     No person, as of February 16, 1996, was the owner of record or, to the knowledge of the Company, beneficially owned 5% or more of the outstanding shares of Common Stock or of the available votes of the Company other than as shown below:

                                                                     Percent
Name and                                                        Per-   of
Address of                                     Amount of        cent  Avail-
Beneficial               Title of Class    Beneficial Ownership  of    able
Owner                     Common Stock      Shares      Votes   Class  Votes
----------               --------------    ---------- --------- ----- ------
Oppenheimer Group, Inc.* 1 Vote Per Share  7,691,891   7,691,891  8.1   2.9
Oppenheimer Tower
World Financial Center
New York, NY  10281

Daniel P. Amos**       10 Votes Per Share  1,294,742  12,947,420
1932 Wynnton Road       1 Vote Per Share     673,070     673,070
Columbus, GA 31999                         ---------  ----------
                                           1,967,812  13,620,490  2.1   5.0

    (*) This information is derived from Amendment No. 7 to Schedule 13G, dated February 1, 1996, filed with the Securities and Exchange Commission by Oppenheimer Group, Inc. Oppenheimer Group, Inc. filed the Schedule 13G as a parent holding company on behalf of itself, Oppenheimer & Co., L.P. (its parent company), certain of its subsidiaries and certain investment advisory clients and discretionary accounts of such subsidiaries. Oppenheimer Group, Inc. and Oppenheimer & Co., L.P. disclaim beneficial ownership of the shares listed above.

   (**) Includes options to purchase 984,937 shares (and 7,149,370 available votes) which are exercisable within 60 days.

     On February 13, 1996, the Company declared a three-for-two stock split to be distributed on March 18, 1996, to shareholders of record at the close of business on February 29, 1996. Because such distribution is subsequent to the record date for the meeting, all share information in this Proxy Statement is presented on a pre-split basis.


                       SECURITY OWNERSHIP OF MANAGEMENT


     The following table sets forth, as of February 16, 1996, the number of shares and percentage of outstanding Common Stock beneficially owned by certain of the executive officers named in the "Summary Compensation Table" below (the "Named Executive Officers"), and Directors and executive officers as a group. The beneficial ownership of directors and of the remaining Named Executive Officers is set forth below in the information provided for director nominees under the caption "Election of Directors." The number of shares of Common Stock shown are those deemed "beneficially owned," as determined under Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which a person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has sole or shared voting power or investment power, and also any shares that the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination or power of revocation of a trust, discretionary account or similar arrangement.




                    Common Stock Beneficially Owned and
                      Approximate Percentage of Class
                         as of February 16, 1996


                                           Percent                  Percent
Name                          Shares (1)  of Shares      Votes(1)   of Votes
----                          ---------   ---------      --------   --------
Kriss Cloninger, III           112,793        .1         112,793        .1

Hidefumi Matsui                103,375        .1         558,244        .2

All Directors and executive
officers as a group
(36 persons)                 6,749,831       6.9      40,121,129      14.3

*  Percentage not listed if less than .1%

(1) Includes options to purchase shares (and available votes), which are exercisable within 60 days, for Kriss Cloninger, III, 112,500 (112,500); Hidefumi Matsui, 94,500 (495,000); and for all Directors and executive officers as a group, 2,680,079 (15,462,806).



                            1. ELECTION OF DIRECTORS


     The Company proposes that the following eighteen individuals be elected to the Board of Directors of the Company. The persons named in the following table have been nominated by the Nominating Committee of the Board of Directors for election as Directors and, if elected, are willing to serve as such until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. It is intended that the persons named in the accompanying proxy, or their substitutes, will vote for the election of these nominees (unless specifically instructed to the contrary). However, if any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, and in consequence another nominee is designated, the persons named in the proxy, or their substitutes, will have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominees. The Board of Directors has no reason to believe that any of the persons nominated will be unable or unwilling to serve.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE  ELECTION
               OF EACH OF THE BELOW-LISTED NOMINEES AS DIRECTORS

The following information is provided with respect to the nominees:
                                                                                Shares of
                                                                               Common Stock               Voting
                                                                               Beneficially               Rights
                                                                                 Owned on    Percent      on Feb-      Percent
                                                                       Year    February 16,  of Out-      ruary 16       of
                                                                       First      1996       standing      1996       Available
Name                     Principal Occupation (1)                Age  Elected   (2) (3)       Shares       (2)          Votes
----                     ------------------------                ---  -------  ------------  --------     ---------   ---------
Paul S. Amos             Chairman, the Company and AFLAC**       69    1956       678,592       .7      5,332,087        2.0

Daniel P. Amos           Chief Executive Officer, the            44    1983     1,967,812      2.1     13,620,490        5.0
                         Company and AFLAC; President, AFLAC;
                         President, the Company, since
                         August 1991; Director, Synovus
                         Financial Corp., Columbus, GA

J. Shelby Amos, II       Alabama/West Florida State Sales        43    1983       233,761       .3      2,038,315         .8
                         Coordinator, AFLAC

Michael H. Armacost      President, The Brookings Institution,   58    1994         6,300        *          6,300          *
                         Washington D.C., since October 1995;
                         Professor, Asia/Pacific Research
                         Center, Stanford University, Stanford,
                         CA, from 1993 until September 1995;
                         U.S. Ambassador to Japan,
                         from 1989 until 1993

M. Delmar Edwards, M.D.  Vice President and Assistant to the     69    1990        27,419        *        214,169         .1
                         Chairman, Columbus Regional
                         Healthcare System, Inc., Columbus,
                         GA, since July 1993; Practicing
                         Physician, Columbus, GA, until July
                         1993; Director, First Union National
                         Bank of Georgia, Columbus, GA;
                         Trustee, Morehouse School of
                         Medicine, Atlanta, GA

George W. Ford, Jr.      Chairman of the Board, Progressive      72    1986         4,500        *         27,000          *
                         Funeral Home, Columbus, GA; Retired
                         Director, Columbus Bank & Trust
                         Company, Columbus, GA

Cesar E. Garcia          Chairman of the Board, OWD Garcia       74    1987       110,750       .1        972,500         .4
                         Inc., Jacksonville, FL




                                                           -5-

                                                                                Shares of
                                                                               Common Stock               Voting
                                                                               Beneficially               Rights
                                                                                 Owned on    Percent     on Feb-      Percent
                                                                       Year    February 16,  of Out-      ruary 16,      of
                                                                       First      1996       standing     1996        Available
Name                     Principal Occupation (1)                Age  Elected   (2) (3)       Shares       (2)          Votes
----                     ------------------------                ---  -------  ------------  --------    ----------   ---------

Joe Frank Harris         Professor, Georgia State University,    60    1991        26,625        *        195,375         .1
                         Atlanta, GA, since December 1993;
                         Chairman of the Board, Harris Georgia
                         Corp., Cartersville, GA, since January
                         1991; Governor of the State of Georgia,
                         until January 1991; Director, Bankhead
                         Enterprises, Inc., Atlanta, GA

Elizabeth J. Hudson      Executive Producer, NBC Productions,    46    1990        25,887        *        194,637         .1
                         since February 1993; Senior Vice
                         President, Corporate Communications,
                         NBC Inc., until February 1993

Kenneth S. Janke, Sr.    President; Chief Executive Officer,     61    1989        40,036        *        208,786         .1
                         National Association of Investors
                         Corp., Madison Heights, MI; President
                         and Director, NAIC Growth Fund,
                         Madison Heights, MI

Charles B. Knapp         President, The University of Georgia,   49    1990        25,750        *        194,500         .1
                         Athens, GA

Hisao Kobayashi          Senior Advisor, The Dai-Ichi Bank,      60    1994     1,254,000      1.3      1,254,000         .5
                         Ltd., Tokyo, Japan; Chairman, CIT
                         Group Holdings Inc., Livingston, NJ;
                         Director, Nippon Light Metal Co.,
                         Ltd., Tokyo

Yoshiki Otake            Chairman, AFLAC Japan, since January    56    1986       385,905       .4      3,193,995        1.2
                         1995; President, AFLAC Japan, until
                         December 1994; Vice Chairman, AFLAC
                         International, Inc., since October
                         1991; Executive Vice President, AFLAC,
                         from January 1991 until October 1991

E. Stephen Purdom        Executive Vice President, AFLAC, since  48    1987       132,758       .1        654,830         .3
                         October 1994; Medical Director,
                         Columbus Clinic, Columbus, GA, until
                         September 1994; Senior Vice President
                         and Medical Director, AFLAC, until
                         October 1994; Director, Trust
                         Company Bank, Columbus, GA

                                                           -6-

                                                                                Shares of
                                                                               Common Stock               Voting
                                                                               Beneficially               Rights
                                                                                 Owned on    Percent      on Feb-      Percent
                                                                       Year    February 16,  of Out-      ruary 16,      of
                                                                       First      1996       standing      1996       Available
Name                     Principal Occupation (1)                Age  Elected   (2) (3)       Shares       (2)         Votes
----                     ------------------------                ---  -------  ------------  --------     ---------   ---------

Barbara K. Rimer         Director, Cancer Control Research,      47    1995         2,127        *          2,127          *
                         Duke Comprehensive Cancer Center,
                         Durham, NC, since June 1991; Director,
                         Population Science for Behavioral
                         Research, Fox Chase Cancer Center,
                         from November 1990 until May 1991

Henry C. Schwob          Owner, Schwob Realty Company,           68    1965       329,632       .4      3,081,292        1.2
                         Columbus, GA; Director, First Union
                         National Bank of Georgia, Columbus, GA

J. Kyle Spencer          President, Spencer Investment           69    1968       307,700       .3      3,023,000        1.1
                         Company, Columbus, GA; Director,
                         First Union National Bank of Georgia,
                         Columbus, GA; Retired Chairman of the
                         Board, Bank South N.A., Columbus, GA

Glenn Vaughn, Jr.        Retired Chairman of the Board,          66    1990        22,090        *        164,200         .1
                         Columbus Ledger-Enquirer,
                         Columbus, GA


(*)     Percent not listed if less than .1%
(**)    American Family Life Assurance Company of Columbus ("AFLAC") is a wholly owned subsidiary of the Company.


(1)     Unless specifically noted, the respective Director or nominee has held the occupation for at least five years.

(2)     Includes options to purchase shares (and available votes), which are exercisable within 60 days, for Paul S. Amos,
        150,000 (150,000); Daniel P. Amos, 984,937 (7,149,370); J. Shelby Amos, II, 6,000 (6,000); Michael H. Armacost,
        4,960 (4,960); M. Delmar Edwards, 24,750 (193,500); George W. Ford, Jr., 2,000 (2,000); Cesar E. Garcia, 6,000
        (6,000); Joe Frank Harris, 24,750 (193,500); Elizabeth J. Hudson, 24,750 (193,500); Kenneth S. Janke, Sr.,
        24,750 (193,500); Charles B. Knapp, 24,750 (193,500); Hisao Kobayashi, 4,000 (4,000); Yoshiki Otake, 254,921
        (2,099,210); E. Stephen Purdom, 88,008 (362,580); Barbara K. Rimer 2,000 (2,000); Henry C. Schwob, 56,000 (506,000);
        J. Kyle Spencer, 56,000 (506,000); and Glenn Vaughn, Jr., 19,750 (143,500).

        Excludes options to purchase 2,000 shares (and 2,000 available votes), which will vest and be exercisable upon the reelection of the following Directors:  J. Shelby Amos, II, Michael H. Armacost, M. Delmar Edwards, George W.
        Ford, Jr., Cesar E. Garcia, Joe Frank Harris, Elizabeth J. Hudson, Kenneth S. Janke, Sr., Charles B. Knapp,
        Hisao Kobayashi, Barbara K. Rimer, Henry C. Schwob, J. Kyle Spencer and Glenn Vaughn, Jr.

                                                           -7-

(3)     All stock is owned solely and directly by the nominee except as follows:

        Paul S. Amos, 71,612 shares owned by spouse; 38,441 shares owned by his minor grandchildren with Mr. Amos as custodian;
        94,050 shares owned by trusts with Mr. Amos as trustee; and 750 shares owned by the Paul S. Amos Education Foundation.

        Daniel P. Amos, 39,838 shares owned by spouse; 271,787 shares owned by his minor children with Mr. Amos as trustee;
        2,009 shares owned by his minor children with his wife as trustee; 214,332 shares owned by trusts with Mr. Amos as trustee; 70,236 shares owned by Daniel P. and Shannon Amos Foundation, Inc.; and 750 shares owned by the Paul S.
        Amos Education Foundation.  Does not include 3,255 shares owned by a trust with his wife as trustee of which Mr. Amos disclaims beneficial ownership.

        Shelby Amos, II, 81,177 shares owned by his minor children with Mr. Amos as trustee; and 8,143 shares owned by a corporation of which Mr. Amos is a controlling shareholder.

        Cesar E. Garcia, 250 shares owned by spouse; and 104,500 shares owned jointly with son.


        Elizabeth J. Hudson, 1,137 shares owned jointly with spouse.

        Kenneth S. Janke, Sr., 1,447 shares owned by a trust with Mr. Janke as trustee; 202 shares owned by a trust with his wife as trustee; 11,000 shares owned by a partnership of which Mr. Janke is a partner; 2,500 shares owned by the NAIC
        Growth Fund of which Mr. Janke is President; and 137 shares owned by an investment club of which Mr. Janke is a member.

        Charles B. Knapp, 1,000 shares owned by spouse.

        Hisao Kobayashi, 1,250,000 shares owned by The Dai-Ichi Kangyo Bank, Ltd.; Mr. Kobayashi shares the power to vote these shares.

        Stephen Purdom, 3,750 shares owned jointly with spouse; and 1,000 shares owned by his minor child with Mr. Purdom as custodian.

        Barbara K. Rimer, 127 shares owned jointly with spouse.

        Henry C. Schwob, 18,551 shares owned by spouse; and 22,791 shares owned by his children with spouse as custodian.

        J. Kyle Spencer, 31,570 shares owned by spouse.

        Glenn Vaughn, Jr., 1,715 shares owned jointly with spouse; and 625 shares owned by spouse.



        Daniel P. Amos is the son of Paul S. Amos.  J. Shelby Amos, II is the nephew of Paul S. Amos.  Daniel P. Amos and
        J. Shelby Amos, II are cousins.  Kenneth S. Janke, Sr. is the father of Kenneth S. Janke Jr., an executive officer of the Company.  No other family relationships exist among any other executive officers or Directors.







                                                           -8-

     Pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, officers, directors and holders of more than 10% of the Common Stock are required to file reports of their trading in Company equity securities with the Securities and Exchange Commission.

     Based solely on its review of the copies of such reports received by the Company, or written representations from certain reporting persons that no reports on Form 5 were required for those persons, the Company believes that during the last fiscal year all Section 16 filing requirements applicable to its reporting persons were complied with, and the Company is not aware of any filing delinquencies from prior fiscal years, except as set forth below.

     Mr. Spencer reported two transactions involving sales of a total of 4,449 shares of Common Stock on a late Form 4. Mrs. Rimer filed a late Form 4 with respect to a purchase of 20 shares of Common Stock. Mr. Akitoshi Kan failed to report a total of 16 transactions (consisting solely of monthly purchases through an Employee Stock Purchase Plan) for purchase of an aggregate of 24.905 shares of Common Stock from November 1993 until March of 1995 when Mr. Kan withdrew from the Plan. Mr. Kan subsequently reported his transactions on year-end report Form 5.

         BOARD AND COMMITTEE MEETINGS AND DIRECTORS' COMPENSATION


     During 1995, the Board of Directors met seven times, and all Directors attended more than 75% of the meetings of the Board and of the Board Committees on which they served.

THE FOLLOWING DIRECTORS WERE MEMBERS OF THE RESPECTIVE COMMITTEES DURING THE PAST YEAR:

         AUDIT                COMPENSATION              NOMINATING

    J. Kyle Spencer         Gov. Joe Frank Harris     Paul S. Amos
    George W. Ford, Jr.     M. Delmar Edwards, M.D.   Daniel P. Amos
    Cesar E. Garcia         Cesar E. Garcia           J. Shelby Amos, II
    Elizabeth J. Hudson     John M. Pope              Kenneth S. Janke, Sr.
    Peter D. Morrow         Glenn Vaughn, Jr.         Dr. Charles B. Knapp
    Henry C. Schwob

     The Audit Committee, which met four times during 1995, is charged with the duties of assuring that proper guidelines are established for the dissemination of financial information; meeting periodically with, and reviewing recommendations of, the Company's independent and internal auditors; meeting periodically with management with respect to the Company's system of internal controls and accounting systems used by the Company; determining that no restrictions are placed on the scope of the examination of the financial statements by the independent auditors; reviewing consolidated financial statements; and performing any other duties or functions deemed appropriate by the Board. The Committee also recommends to the Board of Directors the appointment of the Company's principal independent auditors. At least annually, the Committee reviews the services performed and the fees charged by the independent auditors.

     The independent auditors have direct access to the Committee and may discuss any matters that arise in connection with their audits, the maintenance of internal controls and any other matters relating to the Company's financial affairs. The Committee may authorize the independent auditors to investigate any matters that the Committee deems appropriate and may present its recommendations and conclusions to the Board.

     The Nominating Committee met once during 1995 to recommend nominees for election as Directors at the Annual Meeting of Shareholders. The Committee will consider, as potential nominees, persons recommended by shareholders. Recommendations should be submitted to the Nominating Committee in care of the Secretary of the Company.

     Each Director of the Company receives $1,250 per month for service as such. A Director serving on one or more committees who is not an officer of the Company receives an additional $600 per month for that service ($200 if an officer). Each Director also receives $2,000 for attendance at each meeting of the Board of Directors. The chairmen of the Compensation and Audit Committees receive $10,000 and $12,000 respectively.

     During 1995, the following Directors received additional payments as compensation for special consulting services to individual subsidiaries of the Company: Mr. Cesar E. Garcia, $12,000, for services to Communicorp, Inc.; and Mr. Henry C. Schwob, $48,237, for services to AFLAC's Investment Committee.

     Directors who are not also employees of the Company or its subsidiaries have been granted non-qualified stock options pursuant to the Amended 1985 Stock Option Plan (the "1985 Plan"). The exercise price for the options is the fair market value of the Common Stock on the date of grant. In years prior to 1993, aggregate stock options, ranging from 15,000 to 40,000 per Director, have been granted by the Directors' Stock Option Committee, which determined the value of each Director's continuing service to the Company based on experience gained from the number of years already served. The stock options granted prior to 1993 vest over a four-year period, contingent upon the shareholders re-electing the Director to the Board of Directors. Options vest in full upon the death or disability of the Director. The number of options that will vest upon each Director's re-election by the shareholders at the April 8, 1996, meeting are set forth in footnote 2 on page 6 of this Proxy Statement. In addition, pursuant to amendments to the 1985 Plan approved by shareholders at the 1994 annual meeting, each new non-employee Director, including any Advisory Director, will be granted an option to purchase 10,000 shares of Common Stock as of the earlier of the date such individual is appointed to the Board or the date of the first annual meeting of shareholders at which such Director is elected to the Board. Options granted to each non-employee Director will become exercisable in cumulative installments of 20% of the shares of Common Stock covered thereby as of the date of the grant, and an additional 20% as of each of the next four anniversaries of the date of the option grant to the extent the non-employee Director continues to be a Director as of that date, provided, however, that upon cessation of service by reason of retirement, a non-employee Director will become immediately vested in all outstanding options that have not yet expired. The exercise price of all shares of Common Stock subject to options granted to non-employee Directors will be 100% of the fair market value of such shares as of the date of grant. All Directors elected at the 1995 annual meeting received such grants.

     The Company maintains a retirement plan for non-employee directors who have attained age 55 and completed at least five years of service as a non-employee director. The annual benefit paid to a non-employee director upon retirement (or to his or her spouse in the event of death prior to retirement or prior to completion of payments under the plan) is equal to the director's compensation, including retainer and regular Board member fees, but excluding committee fees, paid for a period of time equal to the number of completed years served as a non-employee director.


                             COMPENSATION REPORT


     This report on the compensation policies, components and decisions of the Company for 1995 with respect to the Company's executive officers is presented by the Compensation Committee of the Company, which for the first four months of 1995 was made up of three members, consisting of Governor Joe Frank Harris, Chairman of the Compensation Committee, and Messrs. Cesar E. Garcia and John M. Pope. Following the Company's 1995 Annual Meeting of Shareholders held on May 1, 1995, Dr. M. Delmar Edwards and Mr. Glenn Vaughn, Jr. were elected by the Board of Directors to succeed Mr. Pope. All such members of the Compensation Committee are outside Directors as defined by Section 162 (m) of the Internal Revenue Code of 1986 ("Section 162 (m)"). The function of the Compensation Committee is to approve current compensation arrangements for executive officers of the Company who are also members of the Board of Directors, including among the executive officers named in the accompanying compensation tables, Messrs. Daniel P. Amos, Paul

S. Amos and Yoshiki Otake. The Compensation Committee determines all aspects of compensation for executive officers who are members of the Board with respect to stock options, and under the Company's Management Incentive Plan with respect to executive officers (as defined therein and including the executive officers named in the accompanying compensation table). Other compensation decisions for executive officers are made by the Chief Executive Officer, Mr. Daniel P. Amos. The Compensation Committee met a total of four times over the past fiscal year.



                         COMPENSATION POLICIES AND GOALS


     The Company's goal is to retain, motivate and reward management of the Company through its compensation policies and awards, while aligning their interests more closely with that of the Company and its shareholders. With respect to the retention of management, the Company seeks to attract and retain the highest caliber of management by offering, in addition to other intangible non-monetary benefits, total compensation that is comparable to that offered by its competitors. The Company believes that it is also important to provide compensation components that accrue to the benefit of, and provide security to, its management over the long term, such as pension benefits, to promote the retention of management. To align the interest of management more closely with that of the Company and to motivate and reward individual initiative and effort, the Company seeks to promote performance-based compensation so that contribution to the Company as a whole, as well as the attainment of individual performance goals, is rewarded. Through the use of performance-based plans that reward attainment of division or Company goals, the Company seeks to foster an attitude of teamwork, and the use of tools like equity ownership is important to ensure that the efforts of management are consistent with the objectives of shareholders. Through the use of stock options the Company seeks to promote increased equity ownership by management in the Company.


                            COMPENSATION COMPONENTS


     At present, the compensation of the executive officers of the Company consists of a combination of salary, incentive bonuses, stock options, contributions to or accruals for benefit plans, and participation in various other plans, such as the Company's 401(k) plan, as well as medical and other personal benefits typically offered to executives at large corporations.

     SALARIES. In 1995, salaries for executive officers generally were increased at an average rate of 4.5% to reflect a cost-of-living increase, to recognize the Company's comparative performance in fiscal 1994 and on the basis of a 4.6% average projected salary increase for executives of insurance companies in 1995 (as immediately discussed below in connection with compensation for Mr. Daniel P. Amos). In 1995, the base salaries of Messrs. Paul S. Amos and Daniel P. Amos, Chairman and CEO of the Company, respectively, were increased by 7.5%. This increase was based on employment agreements with both executives (see "Employment Agreements and Termination of Employment Arrangements" below) which provide that such executives would receive salary increases comparable to those received by other executive officers, financial results of the Company (excluding the effects of currency fluctuations) and stock price performance of the Company over the prior fiscal year, the overall good moral of Company employees, confidence placed in the Company's management by the Committee, and the results of a compensation report prepared for the Company by Hewitt Associates LLC (the "Hewitt Report"). These factors were considered more or less equally. The Hewitt Report detailed the favorable performance of the Company in 1995 over 1994 in increase of its asset base, increase in revenues, and return on shareholder equity in comparison to a group of 13 insurance companies identified by the Committee as appropriate comparators to the Company from a business standpoint and for executive talent (this group included each of the companies that constitute the S&P Life Insurance Index, which is one of the indices used in the Company's "Stock Performance Graph" (see page 13), but also includes a broader group of companies viewed by the Company as its most direct competitors, as deemed appropriate for comparative compensation purposes). While the salary increase for Mr. Daniel P. Amos is somewhat higher than the average 5.2% salary increase in 1994 for the CEOs of this comparison group, and the 4.6% projected average base salary increase for 1995 for executives of insurance companies derived from an annual salary increase survey conducted by Hewitt Associates LLC, the Committee felt the increase justified by the Company's performance in 1994 relative to the comparison group of companies, including the achievement of a 13.8% increase in total shareholder return as compared to the decreases in total shareholder return sustained by most of the comparison group. The Committee also noted that the salary increase was in the middle of the range of salary increases in 1994 for the CEOs of the comparison group set forth in the Hewitt Report (which varied from no increase to a 16.8% increase). Because of Mr. Paul S. Amos' leadership role as Chairman, a comparable increase in his salary was deemed justified. Base salaries for the other named executive officers in the accompanying table were established by the Company's CEO pursuant to employment agreements entered into by each of them as more fully described below under the caption "Employment Agreements and Termination of Employment Arrangements." The Compensation Committee did not participate in the establishment of the base salaries pursuant to these employment agreements.

     BONUSES. Under the Company's Management Incentive Plan, cash bonuses in an amount equal to 15% to 50% of salary, for 1995, with respect to the Company's executive officers generally, and equal to 70% of salary, with respect to Messrs. Daniel P. Amos and Paul S. Amos pursuant to their employment agreements, are paid on the basis of the attainment of target annual performance goals for the Company and, generally speaking, personal goals. None of the Named Executive Officers ("NEOs") in the accompanying table, however, have personal goals. In the event that maximum performance goals are achieved, Messrs. Daniel P. Amos and Paul S. Amos may earn up to 105% of salary and other NEOs may earn up to 75% of salary. The establishment of the percentage of salary that such bonus may constitute for Messrs. Daniel P. Amos and Paul S. Amos was based on the recognition by the Compensation Committee that the bonus goals are set very aggressively and that such performance-based compensation should account for a substantial proportion of the total compensation for these top two executives of the Company.

     The performance goals are established on the basis of recommendations by management, and the awards, if attained, are paid in the following year. With respect to 1995, the Committee established Company performance goals for executive officers, including the CEO, based on, among other things, earnings per share, increases in premiums, increases in new sales, specified operating expense controls, pretax operating earnings, and, in the case of most executive officers other than the NEOs, personal goals. (In connection with compliance with Section 162(m), the Compensation Committee deemed it appropriate that the bonus components of the NEOs were based on objective Company performance goals rather than more subjective personal goals.) With respect to Messrs. Daniel P. Amos and Paul S. Amos, 30% of the target award was attributed to the earnings-per-share goal, while the other Company performance goals accounted for 70% of the total possible award in 5% to 10% increments. With respect to the other executive officers, 20% to 30% of the target award was attributed to the earnings-per-share goal, while the other Company performance goals each accounted for 5% to 10% of the total possible award, generally up to 90%. Generally, personal goals constituted the remainder of the performance award for the other executive officers. With respect to each Company performance goal, a minimum, target and maximum performance level is specified, the attainment of which determines the amount paid with respect to each performance goal. The bonus percentage is decreased or increased to the extent the Company performance levels meet the minimum levels or exceed target levels as the case may be, up to the maximum performance levels. Performance levels with respect to personal goals are not considered for purposes of this percentage adjustment. Personal goals may be achieved in whole or in part with an appropriate payment adjustment to reflect partial achievement; however, no additional payments are made if such goals are exceeded. Payment on attainment of any particular performance goal may occur independently of (i.e., is not contingent upon) attainment of any other performance goal. For the year ended December 31, 1995, all of the NEOs achieved bonus levels at or slightly above target bonus levels but below maximum bonus levels.

     OTHER BENEFITS AND ACTIONS. The Company maintains (i) its Amended 1985 Stock Option Plan (the "1985 Plan") pursuant to which officers and other employees are granted options to purchase Company stock; (ii) its Retirement Plan for Senior Officers (the "Retirement Plan"), which provides lifetime retirement and medical benefits to plan participants, and (iii) its Supplemental Executive Retirement Plan (the "Supplemental Plan") for certain key executives of the Company and certain subsidiaries who do not participate in the Retirement Plan, which provides for certain pension benefits in the event of termination (other than for cause), upon death, after age 55 or in certain change-in-control situations. Certain of the NEOs are participants in the Retirement Plan or in the Supplemental Plan, but not both. The executive officers of the Company may also participate in the nondiscriminatory AFLAC Incorporated 401(k) Retirement Plan and a noncontributory defined benefit pension plan covering substantially all employees.

     In 1995, no options were granted to the NEOs under the 1985 Plan. On August 8, 1995, the Board amended the 1985 Plan to allow participation in the Plan by certain employees of AFLAC Japan and to increase the number of shares with respect to which options could be granted under the Plan. With the exception of the foregoing, no decisions with respect to any of the 1985 Plan, the Supplemental Plan and the Retirement Plan were made by the Compensation Committee in 1995.

     In 1995, the Company executed an employment agreement with Mr. Paul S. Amos, Chairman of the Company, as further described below under "Employment Agreements and Termination of Employment Arrangements." Mr. Amos' employment agreement is similar to agreements previously granted to other U.S.-based executive officers. The Committee determined that this was in the best interests of the Company in order to reduce or eliminate potential questions or problems in the event of the disability or death of the

Chairman during the course of his employment, and to avoid uncertainty and confusion with respect to other situations.

     The Compensation Committee believes that the executive compensation policies serve the best interests of the shareholders and the Company. The bonus and stock option components of compensation for Company executives are intended to be directly related to and commensurate with Company performance.

     In connection with making decisions with respect to executive compensation, the Compensation Committee will take into account, as one of the factors which it considers, the provisions of Section 162(m), which limits the deductibility by the Company of certain categories of compensation in excess of $1,000,000 paid to certain executive officers. It may, however, determine to authorize compensation arrangements that exceed the $1,000,000 deductibility cap imposed by Section 162(m). In this connection, the 1985 Plan and the Management Incentive Plan have been amended to conform to the requirements of Section 162(m).



                          Compensation Committee

                    Governor Joe Frank Harris - Chairman
                    M. Delmar Edwards (From May 1, 1995)
                               Cesar E. Garcia
                          John M. Pope (To May 1, 1995)
                     Glenn Vaughn, Jr. (From May 1, 1995)

                                  Annual Compensation                 Long-Term Compensation Awards
                                                          Other      Restricted
                                                          Annual        Stock                   LTIP       All Other
Name and                                                Compensation   Award(s)                 Payouts  Compensation
Principal Position      Year    Salary($)  Bonus($)(1)    ($) (2)        ($)      Options(#)     ($)        ($)(3)
------------------      ----    ---------  -----------  ------------ ----------   ---------     -------  ------------
Daniel P. Amos          1995   1,026,210     757,631        -0-           -0-        -0-         -0-         5,456
President and CEO       1994     980,862     744,958        -0-           -0-        -0-         -0-         6,666
                        1993     913,218     658,346        -0-           -0-      300,000       -0-         5,602

Paul S. Amos            1995   1,095,984     828,709        -0-           -0-        -0-         -0-        15,840
Chairman                1994   1,047,539     815,131       86,442         -0-        -0-         -0-        16,467
                        1993     975,064     722,333        -0-           -0-      150,000       -0-        14,782

Yoshiki Otake           1995     793,408     291,471        -0-           -0-        -0-         -0-        29,936
Chairman,               1994     667,808     296,452        -0-           -0-        -0-         -0-        10,012
AFLAC Japan             1993     614,213     134,515        -0-           -0-       50,000       -0-         4,478

Hidefumi Matsui         1995     415,314     226,941        -0-           -0-        -0-         -0-        16,311
President,              1994     363,974     161,575        -0-           -0-        -0-         -0-         5,787
AFLAC Japan             1993     307,275      70,676        -0-           -0-       50,000       -0-         1,978

Kriss Cloninger, III    1995     377,054     208,534        -0-           -0-        -0-         -0-         6,066
Exec. Vice President    1994     350,801     203,206        -0-           -0-        -0-         -0-         6,990
and CFO                 1993     326,563     166,663        -0-           -0-       75,000       -0-         3,420


(1)   Includes cash bonuses paid in 1994, 1995 and 1996 under the Management Incentive Plan for services rendered during
      1993, 1994 and 1995 and other cash bonus payments.

(2)   Includes medical expenses of $45,063 and payments for tax services of $27,000 for Mr. Paul S. Amos.  No other
      Named Executive Officer received benefits in excess of $50,000.

(3)   Includes premiums paid in 1995 for term life insurance in the amount of $956, $11,340, $29,936, $1,566, and
      $16,311 for Mr. Daniel P. Amos, Mr. Paul S. Amos, Mr. Yoshiki Otake, Mr. Kriss Cloninger, III and Mr. Hidefumi
      Matsui, respectively, and Company-matching contributions to the 401(k) retirement plan in the amount of $4,500 for each of Mr. Daniel P. Amos, Mr. Paul S. Amos and Mr. Kriss Cloninger, III.  Includes premiums paid in 1994 for term life insurance in the amount of $2,169, $11,970, $10,012, $2,493, and $5,787 for Mr. Daniel P. Amos, Mr. Paul
      S. Amos, Mr. Yoshiki Otake, Mr. Kriss Cloninger, III and Mr. Hidefumi Matsui, respectively, and Company-matching contributions to the 401(k) retirement plan in the amount of $4,497 for each of Mr. Daniel P. Amos, Mr. Paul S.
      Amos and Mr. Kriss Cloninger, III.  Includes premiums paid in 1993 for term life insurance in the amount of
      $3,420, $12,600, $4,478, $3,420, and $1,978 for Mr. Daniel P. Amos, Mr. Paul S. Amos, Mr. Yoshiki Otake, Mr. Kriss
      Cloninger, III and Mr. Hidefumi Matsui, respectively, and Company-matching contributions to the 401(k) retirement plan in the amount of $2,182 for each of Mr. Daniel P. Amos and Mr. Paul S. Amos.
                                                           -16-

                           STOCK PERFORMANCE GRAPH


     The following graph compares the five-year performance of the Company's Common Stock to the Dow Jones Industrial Average (Dow Jones), and the Standard & Poor's Life Insurance Index (S&P Life). The Standard & Poor's Life Insurance Index includes: Providian Corp., Jefferson-Pilot Corp., Lincoln National Corp., Torchmark Corp., UNUM Corp. and USLIFE Corp. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1990, and that all dividends were reinvested.








(Stock Performance graph inserted here.)

















                         Performance Graph Index
                               DECEMBER 31


                      1990      1991      1992      1993      1994      1995
                      ----      ----      ----      ----      ----      ----

AFLAC INCORPORATED     100       164       186       194       221       304

DOW JONES              100       124       133       156       164       224

S&P LIFE               100       144       193       196       162       233


(All performance data provided by STAR Services, Inc., San Francisco, CA
94120)

                     RETIREMENT PLANS FOR KEY EXECUTIVES


     Participants in the Retirement Plan for Senior Officers receive full compensation for the first 12 months after retirement. Thereafter, the participants may elect to receive annual lifetime retirement benefits equal to 60% of their final compensation, or 54% of such compensation with 1/2 of such amount to be paid to their spouses for a specified period after death of the participant. Final compensation is deemed to be the higher of (i) the compensation paid during the last 12 months of active employment with the Company, or (ii) the highest compensation received in any calendar year of the last three years preceding the date of retirement. Compensation under this plan is defined to be base salary plus bonus. All benefits are subject to annual cost-of-living increases as the Compensation Committee may approve. Retired participants and their spouses are also entitled to receive full medical expense benefits for their lifetimes. The benefits payable under the plan are not subject to Social Security or defined benefit pension plan offsets.

     Generally, no benefits are payable until the participant accumulates 10 years credited service at age 60 or 20 years credited service. Reduced benefits may be paid to a participant who retires (other than for disability) before age 65 with less than 20 years credited service.

     Mr. Daniel P. Amos and Mr. Paul S. Amos are covered by this plan. AFLAC has entered into a similar agreement with Mr. Yoshiki Otake. Mr. Daniel P. Amos, Mr. Paul S. Amos, and Mr. Yoshiki Otake have 22, 41, and 21 years, respectively, of credited service.


                  RETIREMENT PLAN FOR SENIOR OFFICERS TABLE

                            YEARS OF SERVICE

 COMPENSATION       15           20           25           30           35
 ------------      ----         ----         ----         ----         ----
 $  500,000   $  300,000   $  300,000   $  300,000   $  300,000   $  300,000
    750,000      450,000      450,000      450,000      450,000      450,000
  1,000,000      600,000      600,000      600,000      600,000      600,000
  1,250,000      750,000      750,000      750,000      750,000      750,000
  1,500,000      900,000      900,000      900,000      900,000      900,000
  1,750,000    1,050,000    1,050,000    1,050,000    1,050,000    1,050,000
  2,000,000    1,200,000    1,200,000    1,200,000    1,200,000    1,200,000
  2,250,000    1,350,000    1,350,000    1,350,000    1,350,000    1,350,000

     The Company maintains a Supplemental Executive Retirement Plan for certain key executives of the Company and its subsidiaries who do not participate in the Retirement Plan for Senior Officers. Participation in the Supplemental Executive Retirement Plan is limited to key employees of the Company (and its subsidiaries) designated by the Board of Directors of the Company from time to time. On August 11, 1992, the Plan was amended to require 15 years of service in order for a participant to be qualified under the Plan, provided that said requirement not affect those individuals who were participating in the Plan prior to this amendment. Under the Plan, participants who terminate their employment for any reason other than "cause" or death (i) between the ages of 55 to 65, are entitled to an annual pension that, when combined with the retirement income payable under the Company's Defined Benefit Pension Plan (assuming benefits thereunder are paid as a single life annuity), will equal 50% of their final pay, or (ii) at the age of 65 or older, are entitled to an annual pension that, when combined with the retirement income payable under the Company's Defined Benefit Pension Plan (assuming benefits thereunder are paid as a single life annuity), will equal 65% of their final pay. For purposes of the Plan, final pay means the highest annual base salary paid to a participant during any calendar year in the three-calendar-year period preceding the participant's termination of employment.

     Benefits are generally payable in the form of an annuity for the life of the participant. However, a participant may elect a joint and survivor annuity pursuant to which he or she will receive reduced benefits during his or her lifetime and, after his or her death, his or her surviving spouse will receive a monthly benefit equal to 50% of the amount that had been paid to the participant. No benefits are payable to a participant whose employment is terminated before age 55 except for certain terminations following a "change in control." If a participant dies after age 55 but before benefits are paid under the plan, his or her spouse will receive a death benefit equal to 50% of the benefits that the participant would have been entitled to receive had he or she retired on the day preceding the date of his or her death. If a participant's employment is terminated for "cause," he or she immediately forfeits all rights and entitlements under the plan. The benefits payable under the plan are not subject to Social Security offset; benefits are subject to offset for amounts paid under the Company's Defined Benefit Pension Plan.

     Kriss Cloninger, III participates in the Supplemental Executive Retirement Plan. The estimated annual benefit payable upon a retirement age of 55 for Mr. Cloninger is $268,019.

     For retirement benefits to Mr. Hidefumi Matsui see "Employment Agreements and Termination of Employment Arrangements" below.


                         DEFINED BENEFIT PENSION PLAN

     The Company has a noncontributory defined benefit pension plan covering substantially all U.S. employees who satisfy the eligibility requirements. Benefits are calculated in accordance with the following formula: l% of average monthly compensation times years of credited service not in excess of 25 years, plus .5% of average monthly compensation times years of credited service in excess of 25 years. Participants are eligible to receive normal retirement benefits upon attaining their normal retirement age of 65. Participants with 15 years of credited service are eligible to receive reduced normal retirement benefits upon reaching their early retirement age of 55. After attaining the early retirement age of 55, a participant can be eligible for full normal retirement benefits when the participant's years of credited service plus their attained age equals or exceeds 85. For purposes of the plan, average monthly compensation is deemed to be the participant's highest average compensation during any five consecutive years of service within the 10 consecutive plan years of service immediately preceding retirement. Compensation generally means salaries and annual incentive bonuses. The benefits payable under the plan as amended are not subject to adjustment for Social Security benefits or other offsets.
The benefits payable under the plan may be paid monthly over the life of the participant (with joint and survivor options available at reduced rates). The maximum retirement benefit is limited in accordance with section 415 of the Internal Revenue Code of 1986 (the "Code") to $120,000 for 1995. The maximum compensation that may be taken into account in the calculation of retirement benefits is limited in accordance with section 401(a) (17) of the Code to $150,000 for 1995. These limitation amounts for future years will be indexed for cost-of-living adjustments, but only increase when a new $5,000 increment is reached. The following table reflects annual benefits as determined by the above formula.


                   DEFINED BENEFIT PENSION PLAN TABLE

                               YEARS OF SERVICE


COMPENSATION             15            20         25         30          35
------------            ----          ----       ----       ----        ----
   $25,000           $ 3,750       $ 5,000    $ 6,250    $ 6,875     $ 7,500
    50,000             7,500        10,000     12,500     13,750      15,000
    75,000            11,250        15,000     18,750     20,625      22,500
   100,000            15,000        20,000     25,000     27,500      30,000
   125,000            18,750        25,000     31,250     34,375      37,500
   150,000            22,500        30,000     37,500     41,250      45,000


     Mr. Daniel P. Amos and Mr. Kriss Cloninger, III have 22 years and 4 years, respectively, of credited service in the plan.

                                              AGGREGATED OPTION EXERCISES IN 1995
                                            AND OPTION VALUES AS OF DECEMBER 31, 1995

                                                                                               Value of Unexercised
                                                                 Number of Unexercised             In-the-Money
                                                                      Options at                    Options at
                             Shares                                  12-31-95(#)                    12-31-95($)
                            Acquired            Value
Name                      on Exercise(#)     Realized ($)     Exercisable  Unexercisable     Exercisable  Unexercisable
----                      --------------     ------------     -----------  -------------     -----------  -------------
Daniel P. Amos, CEO          -0-                 -0-            984,937         -0-           26,169,808       -0-
Paul S. Amos                17,918             507,303          299,546         -0-            7,895,475       -0-
Yoshiki Otake                -0-                 -0-            239,920        15,001          7,051,605     421,034
Hidefumi Matsui              3,500              96,731           94,500         -0-            1,941,350       -0-
Kriss Cloninger, III         -0-                 -0-            112,500         -0-            1,931,250       -0-





























                                                           -21-

       EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS


     On August 1, 1993, the Company entered into an employment agreement with Mr. Daniel P. Amos. This agreement replaced a prior employment agreement with Mr. Amos that expired on July 31, 1993. The new agreement provides for a three-year term commencing August 1, 1993, with automatic extensions of one-year periods to the term of the agreement occurring on an annual basis beginning August 1, 1994, unless written notice of termination is given prior to such annual extensions. Pursuant to the agreement, Mr. Amos is entitled to receive an annual base salary of $1,018,250 subject to annual increases in the same general proportion as provided to other senior executive officers of the Company.

     The agreement provides that Mr. Amos (referred to hereafter as the "Executive") will continue to participate in the Company's Management Incentive Plan, the Retirement Plan for Senior Officers and the 1985 Plan, and will participate in all other fringe benefit plans applicable to employees generally or provided to senior executives of the Company. The Executive may receive other benefits as determined from time to time by the Compensation Committee.

     Pursuant to the agreement, the Company remains obligated to continue compensation and benefits to the Executive for the scheduled term of the agreement if the employment of the Executive is terminated by the Company without "good cause." If the Executive's employment is terminated by the Company for "good cause," or by the Executive without "good reason," the Company is generally obligated to pay compensation and benefits only to the date of termination (except that the Executive is entitled to benefits under the Retirement Plan for Senior Officers if the termination is not for "good cause"). "Good cause" generally means (i) the willful failure by the Executive to substantially perform his management duties for more than 60 days, (ii) intentional conduct by the Executive causing substantial injury to the Company, or (iii) the conviction or plea of guilty by the Executive of a felony crime involving moral turpitude. "Good reason" is defined to include a breach of the agreement, a diminution or change in the Executive's title, duties or authority, or a relocation of the Company's principal offices. Upon voluntary termination without "good reason" or termination by the Company for "good cause," the Executive is prohibited for a two-year period from directly or indirectly competing with the Company.

     The agreement provides that compensation and benefits continue for certain specified periods in the event that the Executive becomes totally disabled. Upon death of the Executive, his estate is to be paid an amount, payable over a three-year period, equal to the Executive's base salary and any bonus actually paid during the last three years of his life.

     Upon a "change in control" of the Company, the agreement is extended for an additional three-year period. If, following a change in control, the Executive's employment with the Company is terminated by the Company without "good cause," or by the Executive for "good reason," the Company must pay to the Executive, among other payments but in lieu of any further salary payments subsequent to the date of termination, a lump sum severance payment equal to three times the sum of the Executive's base salary and bonus under the Management Incentive Plan (as paid during periods specified in the agreement).

     A "change in control" is generally deemed to occur when: (i) a person or group acquires beneficial ownership of 30% or more of the Common Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of the Board; or (iii) the shareholders approve a liquidation or sale of substantially all of the assets of the Company or certain mergers or consolidation of the Company.

     On August 1, 1995, the Company entered into an employment agreement with Mr. Paul S. Amos. This agreement provides for a three-year term commencing August 1, 1995, with automatic extensions of one-year periods to the term of the agreement occurring on an annual basis beginning August 1, 1996, unless written notice of termination is given prior to such annual extensions. Pursuant to the agreement, Mr. Amos is entitled to receive an annual base salary of $1,090,985 subject to annual increases in the same general proportion as provided to other senior executive officers of the Company.

     Pursuant to an employment agreement between the Company and Mr. Kriss Cloninger, III, as amended, Mr. Cloninger is employed as Chief Financial Officer of the Company. The term of the agreement is subject to automatic two-year extensions on an annual basis beginning March 16, 1994, unless written notice that such extension will not occur is given prior to such annual date by either party. Mr. Cloninger is entitled to a base salary per year of $400,000, which shall be increased annually during the term of the agreement and any extensions thereof, as determined by the Company's CEO. The Company shall also pay Mr. Cloninger, as performance bonus compensation, an amount each year under the Company's Management Incentive Plan with a target level based on at least 60% of base salary. Mr. Cloninger may also receive additional discretionary bonuses approved by the Company's Board.

     Mr. Cloninger will be eligible to participate in all fringe benefit programs applicable to employees generally, and shall receive such other "fringe" or employee benefits (including awards of stock options) as are provided to key executive employees of the Company and that are appropriate to his responsibilities as Chief Financial Officer.

     Other material terms of Mr. Cloninger and Mr. Paul S. Amos' employment agreements relating to termination, disability, death and changes in control of the Company are substantially similar to such provisions in Mr. Daniel P. Amos' employment agreement, as described above.

     The Company maintains a Supplemental Executive Retirement Plan for certain key executives of the Company and its subsidiaries who do not participate in the Retirement Plan for Senior Officers. Mr. Kriss
Cloninger, III is a participant in the Plan.   Under the plan, as amended,
in the event that a participant's employment with the Company is terminated within two years of a "change in control" of the Company other than for death, disability or cause, or a participant terminates his employment during such period for "good reason," the participant becomes 100% vested in his retirement benefits and is entitled to receive a lump-sum amount equal to the greater of: (i) the present value of the retirement benefit, which
(a) he is entitled to receive upon the date of such termination, or (b) he would have received had he remained in the employ of the Company until he attained age 55 (for participants who had not yet attained age 55 as of the date of termination); and (ii) three times the participant's final pay (as defined). A "change in control" shall generally occur under the same circumstances described as a "change in control" in Mr. Daniel P. Amos' employment agreement. "Cause" shall mean generally: (i) the participant's willful failure to substantially perform his duties with the Company (other than that resulting from illness or after a participant gives notice of termination of employment for "good reason") after a written demand for substantial performance is delivered to the participant by the Board, or
(ii) the willful engaging by the participant in materially injurious conduct to the Company. "Good reason" is defined to include various adverse changes in employment status, duties and/or compensation and benefits following a "change in control." Benefits may be reduced to the extent that they are not deductible by the Company for income tax purposes.

     Pursuant to an employment agreement between AFLAC and Mr. Yoshiki Otake, Mr. Otake is to serve as Chairman of AFLAC Japan (or, upon his removal, the position of a senior officer of AFLAC Japan) through 2004, subject to annual renewals thereafter by the mutual consent of the parties. He shall receive compensation in 1996 of 75,290,250 yen and shall be eligible for a short-term management incentive bonus with a target amount of at least 35% of the base salary. Pursuant to the agreement, Mr. Otake shall be considered for salary increases in the same manner and time as the senior executive officers of AFLAC. Mr. Otake shall participate in the Company's stock option plan in the same manner as most AFLAC senior officers and directors.

     Under the agreement, Mr. Otake is eligible for full retirement benefits at age 65 and may take voluntary early retirement with reduced benefits upon the approval of AFLAC. Mr. Otake is entitled to full retirement benefits upon total and permanent disability prior to age 65. His full retirement benefits (which are subject to annual adjustment for cost-of-living increases proportionate to those granted to Senior Officers of AFLAC Japan) consist of a choice between (i) 60% of the higher of his total compensation (defined under this agreement as base salary and bonus) for the last 12 months of employment, or the highest total compensation received in any calendar year during the agreement term, during the remainder of Mr. Otake's life, or (ii) 54% of such compensation, paid to Mr. Otake during the remainder of his life, with 1/2 of such amount to be paid to his spouse for a specified period of time after his death. After retirement, Mr. Otake and his spouse shall receive medical benefits for the remainder of their lives. After 1995 and until Mr. Otake reaches 65, where mutual consent to renew the agreement is not obtained but where Mr. Otake remains mentally and physically sound, he shall be allowed to continue his employment with such stature as deemed appropriate by AFLAC with a starting salary equivalent to
70% of his last salary, subject to annual cost-of-living increases.   Mr.
Otake has agreed not to engage in any activity competitive with AFLAC while any benefits (including retirement benefits) are being paid to him by AFLAC. In consideration of the benefits contained in his agreement, Mr. Otake has waived any rights to participate in any other AFLAC or AFLAC Japan retirement or pension plans.

     On January l, l995, AFLAC entered into an employment agreement with Mr. Hidefumi Matsui. Mr. Matsui is to serve as President of AFLAC Japan (or, upon his removal, the position of a Senior Officer of AFLAC Japan) through 2004, subject to annual renewals thereafter by the mutual consent of the parties. He shall receive compensation in 1996 of 41,035,050 yen with annual adjustments thereafter in keeping with adjustments made in base salaries of other senior executive officers and shall be eligible for a short-term management incentive bonus with a target amount of at least 35% of the base salary. Mr. Matsui shall participate in the Company's 1985 Plan in the same manner as most AFLAC senior officers.

     Under the agreement, Mr. Matsui is eligible for full retirement benefits upon age 65 and may take voluntary early retirement with reduced benefits upon the approval of AFLAC. He shall be eligible for early retirement from ages 55 to 65 and may receive 50% of base salary as calculated on the day before retirement. Mr. Matsui is entitled to retirement benefits of 50% of base salary as calculated on the day before his retirement for total and permanent disability prior to age 65. His full retirement benefits (which are subject to annual adjustment for cost-of-living increases proportionate to those granted to senior officers of AFLAC Japan) consist of a choice between (i) 65% of his base salary on the day before retirement, during the remainder of Mr. Matsui's life, or (ii) 90% of the amount specified in (i) above, paid to Mr. Matsui during the remainder of his life, with 1/2 of such amount to be paid to his spouse after his death, provided that if, at the time of his death his spouse is 55 or older, benefits shall be paid for her lifetime. If, however, his spouse is younger than 55, benefits shall be paid only for the shorter of 20 years or the surviving spouse's life. Mr. Matsui has agreed not to engage in any activity competitive with AFLAC while any benefits (including retirement benefits) are being paid to him by AFLAC. In consideration of the benefits contained in his agreement, Mr. Matsui has waived any rights to participate in any other AFLAC or AFLAC Japan retirement or pension plans. The estimated annual benefit payable upon a retirement age of 55 for Mr. Matsui is 23,751,571 yen.


                     CERTAIN TRANSACTIONS AND RELATIONSHIPS


     Information is provided with respect to executive officers, Directors and/or members of their immediate families who were indebted to the Company or its subsidiaries, at any time since January 1, 1995, in excess of $60,000, as follows:

                   Largest
                   Aggregate                                        Amount
                    Amount                                       Outstanding
                 Outstanding                           Rate         as of
                    Since           Nature of          of        January 31,
Name (1)       January 1, 1995    Indebtedness       Interest        1996
----------------------------------------------------------------------------

Daniel P. Amos   $2,000,000     Term Stock Note(2)     6.00%      $2,000,000

Minoru Nakai     $  348,731     Stock Option Note(3)   5.54%      $  235,530

Gary Stegman     $   39,636     Stock Option Note(3)   5.54%      $      -0-
                 $   97,909     Stock Option Note(3)   4.83%      $   65,163


(1) All of the named individuals were executive officers of the Company or one of its subsidiaries during 1995.

(2) Collateralized note accepted by the Company and secured by stock of the Company.

(3) Collateralized notes accepted by the Company in payment of stock options exercised.

     J. Shelby Amos, II, a Director of the Company, has been associated with AFLAC since 1973 and presently serves as Alabama/West Florida State Sales Coordinator. In 1995, he earned renewal and first-year commissions of $754,070 (before expenses) on annualized premiums of $24,225,145, and he received $49,836 in 1996 in lieu of shares earned in 1995 under the AFLAC Associates' Stock Bonus Plan.

     In 1995, $261,139 was paid by AFLAC to a corporation of which Maria Theresa Amos Land, the sister of J. Shelby Amos, II, is the sole shareholder. This amount was earned as renewal commissions before expenses, on annualized premiums of $9,577,436 by W. Donald Land, the deceased husband of Maria Theresa Amos Land, who served as Florida State Sales Coordinator with AFLAC from 1975 until May 1990.

      State Sales Coordinators are not salaried employees but are compensated on a commission basis and are required to pay their own expenses that include travel, office expenses, incentives for district and regional sales coordinators and associates in their state, and recruiting and training costs. The compensation arrangements with J. Shelby Amos, II and
W. Donald Land are similar to those of other State Sales Coordinators.


                      2.  RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT AUDITORS


     The Board of Directors of the Company, in accordance with the recommendation of its Audit Committee, none of whom is an employee of the Company, has reappointed KPMG Peat Marwick LLP, Certified Public
Accountants, as independent auditors for the Company, subject to ratification by the shareholders.

     In connection with its audit of the Company's financial statements for the year ended December 31, 1995, included in the Company's Annual Report to Shareholders, KPMG Peat Marwick LLP reviewed the Company's filings with the Securities and Exchange Commission, the Tokyo Stock Exchange and the Ministry of Finance of Japan and conducted timely reviews of quarterly reports to shareholders.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the 1996 Annual Meeting of Shareholders with the opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions.

           THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE "FOR"
                    RATIFICATION OF THE SELECTION OF SUCH FIRM
                     AS THE COMPANY'S INDEPENDENT AUDITORS


                                3. OTHER MATTERS


     Management does not intend to bring any other matter before the meeting, and does not know of any other matter that is proposed to be brought before the meeting. However, should any other matter properly come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their judgment on such matter.

                              SHAREHOLDER PROPOSALS


     For a shareholder's proposal to be included in the Company's Proxy Statement for the 1997 Annual Meeting of Shareholders, the shareholder must follow the procedures of Rule 14a-8 under the Exchange Act and the proposal must be received by the Secretary of the Company by October 31, 1996.



                                 ANNUAL REPORT


     The Company has mailed a copy of its Annual Report to each shareholder entitled to vote at the 1996 Annual Meeting of Shareholders. A copy of the Company's Form 10-K is available at no charge to all shareholders. For a copy write to:

          Kenneth S. Janke Jr.
          Senior Vice President, Investor Relations
          AFLAC Incorporated
          Worldwide Headquarters
          Columbus, Georgia 31999


                                     By Order of the Board of Directors,




                                             /s/ Joey M. Loudermilk
                                          -----------------------------
                                             Joey M. Loudermilk
                                                  Secretary

March 1, 1996

APPENDIX A
                             AFLAC INCORPORATED
                                                                  PROXY
                           Worldwide Headquarters
                1932 Wynnton Road, Columbus, Georgia 31999
                __________________________________________


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul S. Amos, Daniel P. Amos and Joey M. Loudermilk as Proxies or any one of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of AFLAC Incorporated held of record by the undersigned on February 16, 1996, at the Annual Meeting of the Shareholders to be held on Monday, April 8, 1996, at 10:00 a.m., or any adjournment thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS

The following proposals are being submitted to the Shareholders:

1.  Election of eighteen Directors of the Company.

    To vote your Shares for ALL Director nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withheld" box. If you do not wish your Shares voted "For" a particular nominee, mark the "exceptions" box.

    *EXCEPTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW.

                                         For      Withheld      Exceptions*

                                        _____       _____          _____

 1. Paul S. Amos             7. Cesar E. Garcia        13. Yoshiki Otake
 2. Daniel P. Amos           8. Joe Frank Harris       14. E. Stephen Purdom
 3. J. Shelby Amos, II       9. Elizabeth J. Hudson    15. Barbara K. Rimer
 4. Michael H. Armacost     10. Kenneth S. Janke, Sr.  16. Henry C. Schwob
 5. M. Delmar Edwards, M.D. 11. Charles B. Knapp       17. J. Kyle Spencer
 6. George W. Ford, Jr.     12. Hisao Kobayashi        18. Glenn Vaughn, Jr.

2.  Ratification of appointment of       For       Against        Abstain
    KPMG Peat Marwick LLP as
    independent auditors.               _____       _____          _____

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

     (PLACE LABEL HERE)
                               Sign here as name(s) appears on account:
                               X ___________________________________________
                               X ___________________________________________
                               Date _________________________________, 1996
  Complete the proxy,        Please sign exactly as name appears on account.
  turn the proxy over,       When shares are held by joint tenants, both
  read description of        must sign.  When signing as attorney, executor,
  voting rights and          administrator, trustee or guardian, please give
  complete, sign and         full title as such.  If a corporation, please
  date the affidavit         sign in full corporate name by President or
  if applicable.             other authorized officer.  If a partnership,
                             please sign in partnership name by authorized person.



                          DESCRIPTION OF VOTING RIGHTS

    In accordance with the Company's Articles of Incorporation, shares of Common Stock are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to ten votes per share. Any transferee of a share of Common Stock where such share was transferred to the transferee by gift, devise or bequest or otherwise through the laws of inheritance, descent or distribution from the estate of the transferor or by distribution to a beneficiary of shares held in trust for such beneficiary, is deemed to be the same beneficial owner as the transferor. Shares acquired as a direct result of a stock split, stock dividend or other distribution with respect to existing shares ("dividend shares") are deemed to have been acquired and held continuously from the date on which the shares with regard to which the dividend shares were issued were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

     Shares of Common Stock held in "street" or "nominee" name are presumed to have been held for less than 48 months and are entitled to one vote per share UNLESS this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. SHAREHOLDERS DESIRING TO REBUT THIS PRESUMPTION SHOULD COMPLETE AND EXECUTE THE AFFIDAVIT BELOW. THE BOARD OF DIRECTORS RESERVES THE RIGHT TO REQUIRE EVIDENCE TO SUPPORT THIS AFFIDAVIT.


AFFIDAVIT

Under the penalties of perjury, I do solemnly swear that I am entitled to the number of votes set forth below because
____________________________________________________________________________
____________________________________________________________________________

I agree to provide evidence to _____ Shares @ 1 Vote/Share = _____ Votes support this statement at the _____ Shares @ 10 Votes/Share = _____ Votes
request of the Company.                                  Total = _____ Votes
Sign here  X ___________________________
           X ___________________________ Date _________________, 1996

APPENDIX B
                             AFLAC INCORPORATED
                                                                  PROXY
                           Worldwide Headquarters
                1932 Wynnton Road, Columbus, Georgia 31999
                __________________________________________


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul S. Amos, Daniel P. Amos and Joey M. Loudermilk as Proxies or any one of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of AFLAC Incorporated held of record by the undersigned on February 16, 1996, at the Annual Meeting of the Shareholders to be held on Monday, April 8, 1996, at 10:00 a.m., or any adjournment thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS

The following proposals are being submitted to the Shareholders:

1.  Election of eighteen Directors of the Company.

    To vote your Shares for ALL Director nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withheld" box. If you do not wish your Shares voted "For" a particular nominee, mark the "exceptions" box.

    *EXCEPTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW.

                                         For      Withheld      Exceptions*

                                        _____       _____          _____

  1. Paul S. Amos             7. Cesar E. Garcia       13. Yoshiki Otake
  2. Daniel P. Amos           8. Joe Frank Harris      14. E. Stephen Purdom
  3. J. Shelby Amos, II       9. Elizabeth J. Hudson   15. Barbara K. Rimer
  4. Michael H. Armacost     10. Kenneth S. Janke, Sr. 16. Henry C. Schwob
  5. M. Delmar Edwards, M.D. 11. Charles B. Knapp      17. J. Kyle Spencer
  6. George W. Ford, Jr.     12. Hisao Kobayashi       18. Glenn Vaughn, Jr.

2.  Ratification of appointment of       For       Against        Abstain
    KPMG Peat Marwick LLP as
    independent auditors.               _____       _____          _____

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

ACCT.#          PROXY #                 TOTAL SHARES
According to the records      Sign here as name(s) appears on account:
of the Company you are        X ____________________________________________
entitled to the following     X ____________________________________________
number of votes:              Date _________________________________, 1996
                           Please sign exactly as name appears on account.
    VOTING RIGHTS          When shares are held by joint tenants, both must
                           sign.  When signing as attorney, executor, admin-
                           istrator, trustee or guardian, please give full
   ________________        title as such.  If a corporation, please sign in
                           full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                           If you do not agree with the voting rights, check here ____ and complete, sign and date the reverse side.

                          DESCRIPTION OF VOTING RIGHTS

    In accordance with the Company's Articles of Incorporation, shares of Common Stock are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to ten votes per share. Any transferee of a share of Common Stock where such share was transferred to the transferee by gift, devise or bequest or otherwise through the laws of inheritance, descent or distribution from the estate of the transferor or by distribution to a beneficiary of shares held in trust for such beneficiary, is deemed to be the same beneficial owner as the transferor. Shares acquired as a direct result of a stock split, stock dividend or other distribution with respect to existing shares ("dividend shares") are deemed to have been acquired and held continuously from the date on which the shares with regard to which the dividend shares were issued were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

     Shares of Common Stock held in "street" or "nominee" name are presumed to have been held for less than 48 months and are entitled to one vote per share UNLESS this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. SHAREHOLDERS DESIRING TO REBUT THIS PRESUMPTION SHOULD COMPLETE AND EXECUTE THE AFFIDAVIT BELOW. THE BOARD OF DIRECTORS RESERVES THE RIGHT TO REQUIRE EVIDENCE TO SUPPORT THIS AFFIDAVIT.

     ONLY IF YOU DO NOT AGREE WITH THE VOTING RIGHTS shown on the front of this Proxy should you complete the following:

AFFIDAVIT
Under the penalties of perjury, I do solemnly swear that I am entitled to the number of votes set forth below because
____________________________________________________________________________
____________________________________________________________________________

I agree to provide evidence to _____ Shares @ 1 Vote/Share = _____ Votes support this statement at the _____ Shares @ 10 Votes/Share = _____ Votes
request of the Company.                                  Total = _____ Votes
Sign here  X ___________________________
           X ___________________________ Date _________________, 1996